Pricing Supplement No. 44 Dated: September 20, 2000    Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated April 1, 1999 and         File No.: 333-72791
Prospectus Supplement dated April 1, 1999)

                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B

Date of Issue: September 27, 2000    [X] Fixed Rate        [ ] Commercial Paper Rate Note      [ ] LIBOR Reuters
                                     [X] Senior            [ ] Federal Funds Rate Note         [ ] LIBOR Telerate
Maturity Date: October  7, 2002      [ ] Subordinated      [ ] CD Rate Note                    [ ] Prime Rate Note
                                                           [ ] CMT Rate Note                   [ ] Treasury Rate Note
                                                           [ ] LIBOR Note                      [ ] Other

CUSIP: 06422NCH7
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Principal Amount: $50,000,000.00
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Issue Price (As a Percentage of Principal Amount): 100%
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Interest Rate/Initial Interest Rate: 6.90%
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Interest Payment Dates: 7th day of April and October
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Interest Reset Dates:
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Index Maturity: None
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Designated CMT Maturity Index:
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Designated CMT Telerate Page:
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Spread:
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Spread Multiplier:
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Minimum Interest Rate:
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Maximum Interest Rate:
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Interest Payment Period:
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Interest Rate Reset Period:
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Redemption Date(s) or Period: None
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Optional Repayment Date(s): None
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Calculation Agent (If Applicable): Bank One, NA
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Additional Terms:
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This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.

This issue has a long first interest period.